UNITED STATES
             SECURITIES  AND  EXCHANGE  COMMISSION
                    Washington, D.C.  20549





                          FORM  8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): May 10, 2000


                    PRIDE COMPANIES, L.P.
     (Exact name of registrant as specified in its charter)



   Delaware              001-10473             75-2313597
(State or other   (Commission File Number)   (I.R.S. Employer
jurisdiction of                             Identification No.)
incorporation)



                     1209 North Fourth Street
                     Abilene, Texas  79601
      (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:  (915) 677-5444

Item 5.  Other Events

    On May 10, 2000, the presiding judge in the Partnership's pending lawsuit (the "Lawsuit") against the Defense Energy Support Center ("DESC"), rendered a judgment in favor of the Partnership in the amount of $45.7 million, with statutory interest under the Contract Disputes Act estimated to be $15.1 million through May 10, 2000. The total award is estimated to be approximately $60.8 million (assuming interest through May 10, 2000). If this amount is ultimately recovered by the Partnership, the Partnership will, after $6.2 million of legal and certain other expenses, receive net proceeds of approximately $54.6 million as of May 10, 2000, which will result in an allocation of a significant amount of taxable income to common unitholders without a corresponding cash distribution to pay any resulting income taxes.

    The Partnership had sued the DESC, a part of the U.S. Department of Defense, based on an illegal economic price adjustment ("EPA") provision present in 12 jet fuel contracts between the Partnership and the DESC. Although the DESC acknowledged the illegality of the EPA provision, the parties disagreed on whether the Partnership had incurred damages. The court held that the Partnership had not been paid the fair market value for fuel sold under the applicable contracts, and an additional amount of $45.7 million (comprised of an additional long-term contract premium of $23.4 million and an additional transportation premium of $22.3 million) should have been paid by the DESC to the Partnership.

     It is anticipated that the DESC will appeal the judgment, and it is unclear when the Partnership will receive any sums under the Lawsuit or whether the Partnership will ultimately be successful upon appeal. In addition, upon any final resolution of the Lawsuit, a substantial portion of Lawsuit proceeds must be distributed to the Partnership's creditors and preferred unitholders, and substantially all of the Partnership's debt and all of the preferred equity must be retired prior to any distribution of proceeds to the common unitholders. The publicly traded common units ("Common Units") rank behind the Partnership's indebtedness and preferred equity. As a result of the layers of debt and the preferred equity, and taking into consideration the various preferential calls on available cash contained in the debt instruments and preferred equity instruments (including accumulated arrearages owed on the preferred equity instruments), as well as payments under the Partnership's existing bonus plan, it is likely that no distributions of cash will be made to common unitholders upon any recovery on the judgment. Neverthe-less, a common unitholder will be allocated income upon collection of the judgment with the result that he will not receive any cash to offset any tax liability that arises from such allocation of income.

     The actual tax impact on a common unitholder depends upon his overall personal tax situation and whether he has suspended losses which can be used to offset the allocation of income. Even if a common unitholder has sufficient suspended losses which can be used to offset that income, it is not clear whether these losses can be used to offset his share of the statutory interest income component of the Lawsuit recovery. In particular, persons who purchase common units from and after May 10, 2000, will likely be allocated substantial income for tax purposes without adequate losses to offset that income and without a distribution from the Partnership to pay the resulting tax liability.

     The Partnership estimates, based on the current covenants and restrictions in the various debt and preferred equity instruments, that if full recovery of the Lawsuit were obtained as of May 10, 2000, approximately $23.9 million would be required to be distributed to the holders of debt and preferred equity, approximately $6.2 million would be paid in legal fees and certain other expenses, approximately $6.8 million is estimated to be used to fund the Partnership's existing executive bonus plan, the taxable income allocable to common unitholders would be approximately $47.8 million net of the legal fees and bonus expenses (or $9.46 per Common Unit), and no cash would be available for distribution to the common unitholders. Consequently, unitholders who own Common Units when any recovery against the judgment is received may not have adequate suspended losses to offset the income allocation and will not receive a distribution from the Partnership to pay any resulting tax liability. Common unitholders should consult with their own tax advisor to determine whether they have suspended passive losses and whether such losses (or others) can be utilized to offset any income allocated to them related to the Lawsuit recovery.

     Should a full recovery be made, the Partnership plans on retiring an additional $26.6 million of debt and preferred equity assuming the judgment is collected on July 1, 2001 in order to keep interest and distributions at rates of 11% to 17% from accumulating. The additional payment results in a total retirement of $50.5 million of debt and preferred equity from the Lawsuit proceeds. After the additional retirement of the debt and preferred equity there will still be $5.6 million of preferred equity senior to the Common Units, but by retiring an additional $26.6 million of debt and equity, it improves the likelihood that common unitholders will receive distributions in the future. As previously mentioned, the debt and preferred equity instruments restrict the payment of distributions to common unitholders as long as the preferential instruments are outstanding.

     Pride Companies, L.P., headquartered in Abilene, Texas, is a Delaware limited partnership and it owns and operates a common carrier products pipeline system and three products terminals in Abilene, Texas, San Angelo, Texas and Aledo, Texas, which are used to market conventional gasoline, low sulfur diesel fuel, and military aviation fuel.

Item 7.  Financial Statements and Exhibits

    (c)  Exhibits

          99.1 Press Release, dated May 10, 2000.

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    PRIDE COMPANIES, L.P.

                                    By:  Pride Refining, Inc.,
                                         Managing General Partner


                                    By:  Brad Stephens
                                         Chief Executive Officer



Date:  May 10, 2000

                                    Exhibit 99.1



NEWS RELEASE





                     FOR IMMEDIATE RELEASE


   JUDGE RULES FOR PRIDE COMPANIES, L.P. IN CONTRACT DISPUTE

WASHINGTON, D.C. - May 10, 2000 - The Court of Federal Claims ruled today that the Defense Energy Support Center ("DESC") had underpaid Pride Companies, L.P. ("Pride") $45.7 million under existing contracts between the DESC and Pride. If the judgment with interest is ultimately recovered, there will be allocation of a significant amount of taxable income to common unitholders without a corresponding cash distribution to pay any resulting income taxes.

     Pride had filed suit (the "Lawsuit") against the DESC, which is a part of the Department of Defense, for underpayments under 12 jet fuel contracts. The presiding judge found that the economic price adjustment ("EPA") clause present in each of the contracts was impermissible and that Pride was entitled to additional payments of $45.7 million under the contracts, together with statutory interest of $15.1 million through May 10, 2000, for a total award of $60.8 million as of May 10, 2000.

     It is anticipated that the DESC will appeal the judgment, and it is unclear when the Partnership will receive any sums under the Lawsuit or whether the Partnership will ultimately be successful upon appeal. In addition, upon any final resolution of the Lawsuit, a substantial portion of Lawsuit proceeds must be distributed to the Partnership's creditors and preferred unitholders, and substantially all of the Partnership's debt and all of the preferred equity must be retired prior to any distribution of proceeds to the common unitholders. The publicly traded common units ("Common Units") rank behind the Partnership's indebtedness and preferred equity. As a result of the layers of debt and the preferred equity, and taking into consideration the various preferential calls on available cash contained in the debt instruments and preferred equity instruments (including accumulated arrearages owed on the preferred equity instruments), as well as payments under the Partnership's existing bonus plan, it is likely that no distributions of cash will be made to common unitholders upon any recovery on the judgment. Never-theless, a common unitholder will be allocated income upon collection of the judgment with the result that he will not receive any cash to offset any tax liability that arises from such allocation of income.

     The actual tax impact on a common unitholder depends upon his overall personal tax situation and whether he has suspended losses which can be used to offset the allocation of income. Even if a common unitholder has sufficient suspended losses which can be used to offset that income, it is not clear whether these losses can be used to offset his share of the statutory interest income component of the Lawsuit recovery. In particular, persons who purchase common units from and after May 10, 2000, will likely be allocated substantial income for tax purposes without adequate losses to offset that income and without a distribution from the Partnership to pay the resulting tax liability.

    The Partnership estimates, based on the current covenants and restrictions in the various debt and preferred equity instruments, that if full recovery of the Lawsuit were obtained as of May 10, 2000, approximately $23.9 million would be required to be distributed to the holders of debt and preferred equity, approximately $6.2 million would be paid in legal fees and certain other expenses, approximately $6.8 million is estimated to be used to fund the Partnership's existing executive bonus plan, the taxable income allocable to common unitholders would be approximately $47.8 million net of the legal fees and bonus expenses (or $9.46 per Common Unit), and no cash would be available for distribution to the common unitholders. Consequently, unitholders who own Common Units when any recovery against the judgment is received may not have adequate suspended losses to offset the income allocation and will not receive a distribution from the Partnership to pay any resulting tax liability. Common unitholders should consult with their own tax advisor to determine whether they have suspended passive losses and whether such losses (or others) can be utilized to offset any income allocated to them related to the Lawsuit recovery.

     Should a full recovery be made, the Partnership plans on retiring an additional $26.6 million of debt and preferred equity assuming the judgment is collected on July 1, 2001 in order to keep interest and distributions at rates of 11% to 17% from accumulating. The additional payment results in a total retirement of $50.5 million of debt and preferred equity from the Lawsuit proceeds. After the additional retirement of the debt and preferred equity there will still be $5.6 million of preferred equity senior to the Common Units, but by retiring an additional $26.6 million of debt and equity, it improves the likelihood that common unitholders will receive distributions in the future. As previously mentioned, the debt and preferred equity instruments restrict the payment of distributions to common unitholders as long as the preferential instruments are outstanding.

     Pride Companies, L.P., headquartered in Abilene, Texas, is a Delaware limited partnership and it owns and operates a common carrier products pipeline system and three products terminals in Abilene, Texas, San Angelo, Texas and Aledo, Texas, which are used to market conventional gasoline, low sulfur diesel fuel, and military aviation fuel.

     Safe Harbor Statement: Certain information included in this release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of Pride to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements. In connection with the safe harbor provisions of the Reform Act, Pride has identified important factors that could cause actual results to differ materially from such expectations, including operating uncertainty, acquisition uncertainty, uncertainties relating to geothermal resources, uncertainties relating to domestic and international economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy and competition. Reference is made to all of Pride's SEC filings, including Pride's 10-K dated April 14, 2000, incorporated herein by reference, for a description of such factors. Pride assumes no responsibility to update forward-looking information contained herein.